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                                                                Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of First Data Corporation for the registration of 22,000,000 shares of its common stock pertaining to its 1992 Long-Term Incentive Plan of our report dated February 5, 1998, with respect to the consolidated financial statements and schedule of First Data Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Atlanta, Georgia
December 8, 1998